                                                                    EXHIBIT 11.1

                               REDWOOD TRUST, INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                                                            Three Months          Six Months
                                                                                Ended                Ended
                                                                           June 30, 1998         June 30, 1998
                                                                           -------------         -------------
BASIC:
        Average common shares outstanding .............................       14,106,828           14,115,342
                                                                            ------------          -----------

              Total                                                           14,106,828           14,115,342
                                                                            ============          ===========

        Net Income                                                          $   (491,212)         $ 1,959,171
                                                                            ============          ===========

        Per Share Amount                                                    $      (0.03)         $      0.14
                                                                            ============          ===========


DILUTED:
        Average common shares outstanding .............................       14,106,828           14,115,342
        Net effect of dilutive stock options outstanding
            during the period -- based on the treasury stock method ...          149,030              253,274
                                                                            ------------          -----------

              Total                                                           14,255,858           14,368,616
                                                                            ============          ===========

        Net Income                                                          $   (491,212)         $ 1,959,171
                                                                            ============          ===========

        Per Share Amount                                                    $      (0.03)         $      0.14
                                                                            ============          ===========

                                                                    EXHIBIT 11.1

                               REDWOOD TRUST, INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                                                           Three Months         Six Months
                                                                               Ended               Ended
                                                                           June 30, 1997       June 30, 1997
                                                                           -------------       -------------
BASIC:
        Average common shares outstanding ...............................    12,997,566          12,305,215
                                                                           -------------       -------------


              Total                                                          12,997,566          12,305,215
                                                                            ===========         ===========
        Net Income                                                          $ 7,034,308         $13,490,546
                                                                            ===========         ===========
        Per Share Amount                                                    $      0.54         $      1.10
                                                                            ===========         ===========


DILUTED:
        Average common shares outstanding................................    12,997,566          12,305,215
        Net effect of dilutive stock options outstanding
            during the period -- based on the treasury stock method .....      291,228             274,793
        Net effect of dilutive stock warrants outstanding
            during the period -- based on the treasury stock method .....       182,137             220,952
                                                                           -------------       -------------

              Total                                                          13,470,930          12,800,960
                                                                            ===========         ===========
        Net Income                                                          $ 7,034,308         $13,490,546
                                                                            ===========         ===========
        Per Share Amount                                                    $      0.52         $      1.05
                                                                            ===========         ===========